Exhibit 10.4

LINE OF CREDIT EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (the “Extension”) is dated February 12, 2024 by and between NANOVIRICIDES, INC., a Delaware corporation (“Borrower”), and ANIL R. DIWAN, (“Lender”).

R E C I T A L S

A.	Borrower and Lender entered into that certain Line of Credit Agreement (“LOC Agreement”) dated November 8, 2023, pursuant to which Lender agreed to extend to Borrower a maximum Commitment of $2,000,000.00 (“Line of Credit”) upon the terms and conditions set forth in the said LOC Agreement, for the purpose as set forth in the LOC Agreement.

B.	Lender is the holder of the Open End Promissory Note (“Note”), and the secured party under an Open Ended Mortgage Deed (“Mortgage Deed”) of even date.

C.	As of this date the Company has not drawn against the Line of Credit.

D.	The current maturity date of the Open Ended Promissory Note is December 31, 2024 (“Maturity Date”). Pursuant to Section 2.5 of the LOC Agreement, Borrower has requested an extension of the Maturity Date for an additional twelve month period, to December 31, 2025. Lender is willing to accommodate Borrower by extending the Maturity Date of the LOC Agreement, and the appurtenant Note, and the Mortgage Deed as herein provided.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.	Extension of LOC Agreement. Pursuant to Article 2.5 of the LOC Agreement the Maturity Date of the Line of Credit is hereby extended to December 31, 2025.

2.	Extension of the Note. The Maturity Date of the Note is hereby extended to December 31, 2025.

3.	Extension of Mortgage Deed. Pursuant to the provisions of the Mortgage Deed, the Maturity Date of the Mortgage Deed is hereby extended to December 31, 2025.

4.	Borrower acknowledges and confirms that it is fully liable under the Note, as amended hereby, including, without limitation, that it is obligated to pay all amounts of principal and interest, late charges, and other sums which may now or hereafter become due and owing under the Note, as amended hereby. Borrower acknowledges and admits the indebtedness evidenced by the Note, as amended hereby, and unconditionally promises and agrees to pay the same with interest thereon within the time and in the manner required in the Note, as amended hereby.

5.	Extension Not a Novation; Ratification. This Extension is an extension and deferment only, and not a novation. Except as modified by this Extension, the terms and provisions of the Note, the LOC Agreement, the Mortgage Deed are hereby ratified and affirmed in all respects by the parties hereto, and shall remain binding and controlling on the parties.

6.	Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument.

7.	Digital Signatures. This Extension and all Line of Credit documents, except the Open End Mortgage, may be executed by digital signatures and delivered electronically in PDF format, each of which shall be given the same legal weight as though they were original signatures.

8.	Miscellaneous. Borrower and Lender agree to deliver such additional documents and instruments and to do or cause to be done such other acts and things as may be reasonably necessary to assure the parties hereto of the benefit of the agreements contained in this Extension. This Extension constitutes the entire agreement between the parties with respect to the subject matter hereof. Each of the parties to this Extension acknowledges that it has had the opportunity to seek legal advice as to the terms of this Extension, and this Extension shall be construed fairly as to each of the parties, regardless of which party prepared this Extension. Neither this Extension nor any of the provisions hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. No waiver of any right hereunder shall constitute waiver of any other or future right. In any dispute arising out of or related to this Extension or any of the terms and provisions contained herein, the prevailing party in such dispute shall be entitled to recover from the losing party, in addition to any other relief, all attorneys’ fees and costs incurred by the prevailing party in connection with said dispute. All provisions of this Extension shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. This Extension shall be governed by and construed in accordance with the laws of the State of Connecticut.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Extension as of the date first above written.

LENDER:

/s/ Anil R. Diwan
ANIL R. DIWAN

BORROWER:

NANOVIRICIDES, INC.

By:	/s/ Brian Zucker
Name: Brian Zucker
Title: Director, Duly Authorized

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